Exhibit 99.1

reAlpha (NASDAQ: AIRE) Reports Fourth Quarter and Full Year 2025 Results; Record Full-Year Revenue of $4.5 Million, Up 376% Year Over Year

Delivering Revenue Growth and Increased Transaction Volume While Strengthening the Balance Sheet and Advancing Platform Integration

DUBLIN, OH – Mar. 12, 2026 (GLOBE NEWSWIRE) – reAlpha Tech Corp. (Nasdaq: AIRE) (the “Company” or “reAlpha”), an AI-powered real estate technology company, today announced financial results for the quarter and full year ended December 31, 2025.

Full Year Financial Highlights

(All figures are approximate and compared to FY 2024 unless otherwise stated)

●	Revenue increased 376% to $4.5 million, compared to $0.9 million in FY 2024. The increase was driven primarily by increased revenue from mortgage brokerage transactions from reAlpha Mortgage, subscription fees from AiChat’s AI conversational technologies, and revenues generated from Prevu’s real estate services following its acquisition in November 2025.

●	Gross profit increased to $2.5 million, compared to $0.6 million in FY 2024. Gross profit margin decreased from 68% to 54%, a decrease of 14 percentage points, primarily reflecting revenue mix and operating costs associated with scaling brokerage and mortgage services.

●	Cash and cash equivalents increased 149% to $7.8 million as of December 31, 2025, compared to $3.1 million as of December 31, 2024.

●	Adjusted EBITDA was $(13.7) million, reflecting strategic investments across the organization to support platform scaling and long-term growth. Key drivers included the expansion of the Company’s leadership team and workforce to support multi-state operations; increased marketing and brand investment, including the utilization of the Mercurius Media marketing credits for branding and promotional campaigns; professional, legal, and integration costs associated with acquisition and capital markets activity; continued investment in AI capabilities, enterprise technology tools, and platform infrastructure; the buildout of mortgage operations leadership and real estate advisory resources; and the impact of operating expenses from businesses acquired during the year.

●	Total Transaction Volume increased 203% to $116.1 million, compared to $38.7 million in FY 2024. Total Transaction Volume reflects the aggregate dollar value of transactions generated across brokerage, mortgage, and title services during the trailing twelve month period.

●	During FY 2025, the Company strengthened its capital structure, generating $17.3 million in proceeds from the exercise of warrants. If exercised, the remainder of the warrants would generate an additional $4.6 million.

“2025 was a year of strong growth and balance sheet progress,” said Thomas Kutzman, Chief Financial Officer of reAlpha. “Revenue increased 376% year over year to $4.5 million as we expanded our homebuying platform. During 2025, we raised approximately $25.5 million in gross proceeds through equity-linked financing activities to support operations and execute our strategy. We ended the year with $7.8 million in cash and no remaining balance on the Streeterville note, which materially improved our financial flexibility. As we move into 2026, our focus is on growth, greater geographic alignment of our homebuyer services, and building operating leverage as we scale.”

Fourth Quarter Financial Highlights

(All figures are approximate and compared to Q4 2024 unless otherwise stated; quarterly figures are unaudited)

●	Revenue increased 70% year over year to $0.9 million, compared to $0.5 million in the Q4 2024, driven primarily by increased revenue from mortgage brokerage transactions, subscription fees from AiChat’s AI conversational technologies, and revenues generated from Prevu’s realty services following its acquisition.

●	Gross profit increased to $0.6 million, up from $0.4 million in Q4 2024. Gross margin decreased from 69% to 63%, a decrease of 6 percentage points, primarily reflecting a higher contribution from real estate and mortgage operations, which carry lower gross margins due to higher direct cost of services compared to AiChat’s AI conversational technology services.

●	Cash and cash equivalents ended the quarter at approximately $7.8 million, compared to $3.1 million in Q4 2024, reflecting strengthened liquidity following capital raises and warrant exercises during FY 2025.

●	Adjusted EBITDA was $(3.8) million, compared to $(2.0) million in Q4 2024, primarily reflecting the absorption of operating expenses from businesses acquired during the year, use of Mercurius Media marketing credits, continued investment in leadership and workforce expansion, and increased technology spend to support platform growth.

●	Net loss was $(4.8) million, compared to $(21.0) million in Q4 2024.

Business Highlights

●	Acquired Prevu and signed a definitive agreement to acquire InstaMortgage to deepen vertical integration. Prevu expanded brokerage operations across 12 states plus Washington, D.C.; the proposed InstaMortgage transaction, if consummated, is intended to add direct mortgage lending capabilities and further reduce friction across the homebuying journey.

●	Expanded licensed footprint across 35 states and Washington, D.C., strengthening the Company’s ability to capture multiple revenue streams within a single homebuying transaction. reAlpha holds real estate brokerage licenses in 13 states and Washington, D.C., mortgage brokerage licenses in 31 states, and title agency licenses in 3 states. While full three-service integration is currently active in Florida and Virginia, the broader licensed footprint creates a foundation to systematically expand platform adoption and increase revenue capture per transaction over time.

●	Advanced reAlpha’s AI-enabled homebuying experience with Claire and proprietary AI infrastructure. Claire is the Company’s customer-facing digital homebuying assistant, complemented by licensed professionals; internal assistants including the AI Loan Officer Assistant and AI Engagement Agent are designed to automate portions of intake, scheduling, document workflows, and borrower communication to improve execution speed and reduce manual effort.

●	Strengthened the balance sheet by raising capital through equity offerings, warrant exercises and at-the-market offering sales, and eliminating secured parent-level debt. During fiscal 2025, the Company raised approximately $25.5 million in gross proceeds through these transactions and repaid the secured promissory note issued to Streeterville. As a result, secured parent-level debt was eliminated and financial flexibility improved.

●	Unified mortgage operations under the reAlpha Mortgage brand and aligned CRM systems across brokerage and mortgage operations. During 2025, the Company unified mortgage operations under a single brand and worked to align customer communication and workflow management across brokerage and mortgage functions to support a more coordinated end-to-end platform experience.

●	Simplified the customer rebate program in mid-January 2026 to improve clarity and transparency. Under the current commission rebate structure, eligible homebuyers can receive a rebate of up to 1.0% of the home purchase price when using realty services and an additional rebate of up to 0.5% when bundling mortgage brokering services with realty services, subject to terms and conditions. The rebate is paid as a credit toward closing costs and reflected on the settlement statement at closing.

“I’m proud of how our team executed in 2025. We did not just grow revenue, we expanded the platform, integrated brokerage and mortgage more tightly, and strengthened the operating foundation of the business,” said Mike Logozzo, Chief Executive Officer of reAlpha. “reAlpha offers the full homebuying transaction across real estate, mortgage, and title. That alignment creates multiple revenue streams per customer and a structurally lower cost model in markets where we offer a rebate. We believe we are uniquely positioned to deliver a better service experience while helping buyers keep more of their money at closing. In a multi-trillion dollar residential real estate market that we believe is still largely fragmented, we see a clear opportunity to deliver a more coordinated homebuying experience and return meaningful savings to the buyer.”

Fiscal Year 2025 Earnings Conference Call

reAlpha will host a live X Spaces event to discuss its fourth quarter and full year 2025 financial results and outlook on Friday, March 13, 2026 at 12:00 p.m. ET. Members of the Company’s executive leadership team will provide prepared remarks and respond to questions regarding the Company’s performance, strategic initiatives and growth outlook.

The live audio event will be open to the public and accessible at https://x.com/i/spaces/1AKEmOvraZlKL via the Company’s official X account. Participants are encouraged to join the event a few minutes prior to the scheduled start time. A replay of the discussion will be available following the conclusion of the event.

Additional materials, if any, will be posted in the “Events” section of the Company’s Investor Relations website at ir.realpha.com.

About reAlpha Tech Corp.

reAlpha Tech Corp. (Nasdaq: AIRE) is an AI-powered real estate technology company that aims to transform the multi-trillion-dollar U.S. real estate services market. reAlpha is developing an end-to-end platform that streamlines real estate transactions through integrated brokerage, mortgage, and title services. With a strategic, acquisition-driven growth model and proprietary AI infrastructure, reAlpha is building a vertically integrated ecosystem designed to deliver a simpler, smarter, and more affordable path to homeownership. For more information, visit www.realpha.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements.” Any statements other than statements of historical fact contained herein, including statements by reAlpha’s Chief Executive Officer, Mike Logozzo, and reAlpha’s Chief Financial Officer, Thomas Kutzman, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: reAlpha’s limited operating history and that reAlpha has not yet fully developed its AI-based technologies; the health of the U.S. residential real estate industry and changes in general economic conditions; reAlpha’s ability to pay contractual obligations; reAlpha’s liquidity, operating performance, cash flow and ability to secure adequate financing; reAlpha’s ability to regain compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) and maintain compliance with all Nasdaq listing rules; reAlpha’s ability to regain compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2); reAlpha’s ability to generate additional sales or revenue from having access to, or obtaining, additional U.S. states brokerage licenses; whether reAlpha’s technology and products will be accepted and adopted by its customers and intended users; reAlpha’s ability to commercialize its developing AI-based technologies; reAlpha’s ability to integrate the business of its acquired companies into its existing business and the anticipated demand for such acquired companies’ services; reAlpha’s ability to successfully enter new geographic markets and to scale its operational capabilities to expand into additional geographic markets and nationally; the potential loss of key employees of reAlpha and of its subsidiaries; the outcome of certain outstanding legal proceedings or any legal proceedings that may be instituted against reAlpha; reAlpha’s ability to obtain, and maintain, the required licenses to operate in the U.S. states in which it, or its subsidiaries, operate in, or intend to operate in; the inability to maintain and strengthen reAlpha’s brand and reputation; reAlpha’s ability to enhance its operational efficiency, improve cross-functional coordination and support the reAlpha platform’s continued growth through the implementation of new internal processes and initiatives, including upgrades thereto; reAlpha’s ability to continue attracting loan officers and maintain its relationship with its REALTOR® affiliate to expand its operations nationally; any accidents or incidents involving cybersecurity breaches and incidents; the availability of rebates, which may be limited or restricted by state law; risks specific to AI-based technologies, including potential inaccuracies, bias, or regulatory restrictions; risks related to data privacy, including evolving laws and consumer expectations; the inability to accurately forecast demand for AI-based real estate-focused products; the inability to execute business objectives and growth strategies successfully or sustain reAlpha’s growth; the inability of reAlpha’s customers to pay for reAlpha’s services; reAlpha’s ability to obtain additional financing or access the capital markets on acceptable terms and conditions in the future; changes in applicable laws or regulations, including with respect to the real estate market, AI and AI technologies, and the impact of the regulatory environment and complexities with compliance related to such environment; reAlpha’s ability to effectively compete in the real estate and AI industries; and other risks and uncertainties indicated in reAlpha’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Forward-looking statements are based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Although reAlpha believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. reAlpha’s future results, level of activity, performance or achievements may differ materially from those contemplated, expressed or implied by the forward-looking statements, and there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking statements. For more information about the factors that could cause such differences, please refer to reAlpha’s filings with the SEC. Readers are cautioned not to put undue reliance on forward-looking statements, and reAlpha does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:

Cristol Rippe, Chief Marketing Officer

media@realpha.com

Investor Relations Contact:

Adele Carey, VP of Investor Relations

InvestorRelations@reAlpha.com

reAlpha Tech Corp. and Subsidiaries

Consolidated Balance Sheet

For the Years Ended December 31, 2025 and 2024

	December 31, 2025	December 31, 2024
ASSETS
Current Assets
Cash	$7,783,529	3,123,530
Accounts receivable, net	68,148	182,425
Receivable from related parties	-	12,873
Prepaid expenses	961,411	180,158
Current assets of discontinued operations	-	56,931
Other current assets	362,293	487,181
Escrow deposit	600,000	-
Total current assets	$9,775,381	4,043,098

Property and Equipment, at cost
Property and equipment, net	$64,626	102,638

Other Assets
Investments	111,646	215,000
Other long-term assets	-	31,250
Intangible assets, net	4,306,553	3,285,406
Goodwill	7,459,125	4,211,166
Capitalized software development - work in progress	-	105,900
TOTAL ASSETS	$21,717,331	11,994,458

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$306,216	655,765
Related party payables	5,654	9,287
Short term loans - related parties - current portion	86,585	261,986
Short term loans - unrelated parties - current portion	209,601	519,153
Accrued expenses	660,577	1,164,813
Deferred liabilities - current portion	1,960,850	1,255,525
Deferred revenue	396,227	278,908
Total current liabilities	$3,625,710	4,145,437

Long-Term Liabilities
Preferred stock embedded derivative liability	4,574,980	-
Other long-term loans - related parties - net of current portion	-	45,052
Other long-term loans - unrelated parties - net of current portion	88,411	241,121
Note payable, net of discount	-	4,909,376
Deferred consideration - net of current portion	561,740	-
Contingent consideration	344,877	1,086,000
Total liabilities	$9,195,718	10,426,986

Mezzanine Equity
Redeemable Series A Convertible Preferred Stock, $0.001 par value; 5,000,000 shares authorized, of which 1,000,000 shares are designated as Series A Convertible Preferred Stock; 250,000 and 0 shares issued and outstanding as of December 31, 2025 and 2024, respectively.	1,020,377	-
Stockholders’ Equity (Deficit)
Common stock ($0.001 par value; 200,000,000 shares authorized, 131,740,675 shares outstanding as of December 31, 2025; 200,000,000 shares authorized, 45,864,503 shares outstanding as of December 31, 2024)	131,741	45,865
Additional paid-in capital	67,466,893	39,770,060
Accumulated deficit	(55,980,534)	(38,260,913)
Accumulated other comprehensive (loss) income	(127,889)	5,011
Total stockholders’ equity of reAlpha Tech Corp.	11,490,211	1,560,023

Non-controlling interests in consolidated entities	11,025	7,449
Total stockholders’ equity	11,501,236	1,567,472

TOTAL LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ EQUITY	$21,717,331	11,994,458

reAlpha Tech Corp. and Subsidiaries

Consolidated Statements of Operations and Comprehensive (Loss) Income

For the Years Ended December 31, 2025 and 2024

	For the Year Ended
	December 31, 2025	December 31, 2024

Revenues	$4,518,498	$948,420
Cost of revenues	2,067,060	302,084
Gross Profit	2,451,438	646,336

Operating Expense
Wages, benefits and payroll taxes	6,506,553	2,841,591
Marketing and advertising	5,946,514	793,004
Professional and legal fees	3,273,947	2,124,946
Depreciation and amortization	543,170	282,095
Impairment of capitalized software	220,016	202,968
Other operating expense	1,968,196	1,304,346
Total operating expense	18,458,396	7,548,950

Operating Loss	(16,006,958)	(6,902,614)

Other Expense (income)
Changes in fair value of contingent consideration	(604,123)	-
Interest expense, net	814,727	333,759
Change in fair value of preferred stock embedded derivative liability	456,325	-
Loss on debt extinguishment	438,834	-
Amortization of commitment fee	406,250	500,000
Other expense, net	71,421	601
Total other expense	1,583,434	834,360

Net Loss from continuing operations before income taxes	(17,590,392)	(7,736,974)
Income tax (expense) benefit	-	54,260

Net Loss from continuing operations	(17,590,392)	(7,682,714)

Discontinued operations (Roost and Rhove)
Loss from operations of discontinued operations	-	(261,242)
Impairment of goodwill and intangible assets of discontinued operations	-	(18,078,393)
Loss on discontinued operations	$-	$(18,339,635)

Net Loss	$(17,590,392)	$(26,022,349)

Less: Net Income Attributable to Non-Controlling Interests	3,576	679

Net Loss Attributable to Controlling Interests	$(17,593,968)	$(26,023,028)

Preferred stock dividends	122,877	-
Net Loss Attributable to Common Stockholders	$(17,716,854)	$(26,023,028)
Other comprehensive (loss) income
Foreign currency translation adjustments	(132,900)	5,011
Total other comprehensive (loss) income	(132,900)	5,011

Comprehensive Loss Attributable to Controlling Interests	$(17,849,745)	$(26,018,017)

Basic loss per share
Continuing operations	$(0.23)	$(0.17)
Discontinued operations	$-	$(0.41)
Net Loss per share — basic	$(0.23)	$(0.58)

Diluted loss per share
Continuing operations	$(0.23)	$(0.17)
Discontinued operations	$-	$(0.41)
Net loss per share — diluted	$(0.23)	$(0.58)

Weighted-average outstanding shares — basic	76,316,926	44,631,577

Weighted-average outstanding shares — diluted	76,316,926	44,631,577

reAlpha Tech Corp. and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2025 and 2024

	For the Year Ended
	December 31, 2025	December 31, 2024
Cash Flows from Operating Activities:
Net loss	$(17,590,392)	$(26,022,349)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	543,170	466,691
Impairment of capitalized software	220,016	145,746
Impairment of goodwill and intangible assets	-	18,280,947
Amortization of loan discounts	545,624	181,875
Common stock issued to non - employee	2,526	-
Stock-based compensation - employees	859,950	207,453
Stock-based compensation - services	-	108,730
Change in fair value of contingent consideration	(604,123)	-
Loss on extinguishment of debt	438,834	-
Change in fair value of preferred stock embedded derivative liability	456,325	-
Non-cash commitment fee expenses	406,250	500,000
Non-cash marketing and advertising	4,406,571	-
Non-cash compensation expense - GTG Financial	106,000	-
Gain on previously held equity	-	(20,663)
Loss (gain) on deconsolidation	(94,071)	-
Loss (gain) on sale of fixed assets	52,858	301
Impairment of equity investments - measurement alternative	90,000	-
Loss from equity method investment	13,354	-
Interest accretion on deferred consideration - Prevu	20,404	-
Changes in operating assets and liabilities
Accounts receivable	114,277	(16,437)
Receivable from related parties	12,873	(12,873)
Prepaid expenses	(187,824)	(56,241)
Other current assets	(292,258)	62,637
Accounts payable	(491,751)	(19,773)
Payable to related parties	(3,633)	58,756
Accrued expenses	(404,876)	(185,118)
Deferred revenue	117,319	278,080
Total adjustments	6,327,815	19,980,111
Net cash used in operating activities	(11,262,577)	(6,042,238)

Cash Flows from Investing Activities:
Additions to property and equipment	(42,896)	(12,533)
Proceeds from sale of properties	-	293,307
Cash paid for acquisitions, net of cash acquired	(1,023,053)	(1,268,630)
Cash deposited into escrow in connection with acquisitions	(500,000)	-
Cash paid for equity method investment	-	(50,000)
Cash used for additions to capitalized software	(176,143)	(516,544)
Net cash used in investing activities	(1,742,092)	(1,554,400)

Cash Flows from Financing Activities:
Proceeds from issuance of debt	155,481	6,155,539
Prepayment penalty	(368,769)	-
Proceeds from issuance of common stock	25,566,385	-
Payments of debt	(5,623,196)	(1,164,241)
Contingent consideration paid-reAlpha Nepal	(137,000)	-
Payment of commitment fee	(1,000,000)	-
Deferred financing cost	-	(727,500)
Equity issuance expenses	(941,742)	-
Net cash provided by financing activities	17,651,159	4,263,798

Net increase in cash	4,646,490	(3,332,840)

Effect of exchange rate changes on cash	13,509	-

Cash - Beginning of Period	3,123,530	6,456,370

Cash - End of Period	$7,783,529	$3,123,530

Supplemental disclosure of cash flow information
Interest expense	$(468,726)	$(58,897)

Noncash Investing and Financing Activities:
Preferred stock issuance - MMC transaction	5,000,000	-
Non-cash conversion of debt to equity - Streeterville Capital, LLC	740,064	-
Issuance of common stock - Prevu	1,350,000	-
Issuance of common stock - AiChat	180,525	-
Issuance of warrants to placement agents in connection with equity offerings	299,768	-
Deferred consideration - Prevu	2,327,187	-

Non-U.S. GAAP Financial Measures

To supplement our financial information presented in accordance with U.S. GAAP, we believe “Adjusted EBITDA,” a “non-U.S. GAAP financial measure,” as such term is defined under the rules of the SEC, is useful in evaluating our operating performance. We use Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-U.S. GAAP financial measure may be helpful to investors because it provides consistency and comparability with past financial performance. However, this non-U.S. GAAP financial measure is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In addition, other companies, including companies in our industry, may calculate a similarly titled non-U.S. GAAP measure differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of this non-U.S. GAAP financial measure as a tool for comparison. A reconciliation is provided below for our non-U.S. GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are encouraged to review the related U.S. GAAP financial measure and the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable U.S. GAAP financial measure, and not to rely on any single financial measure to evaluate our business.

We use Adjusted EBITDA, a non-U.S. GAAP financial measure, to evaluate our operating performance and facilitate comparisons across periods and with peer companies. We reconcile our Adjusted EBITDA to our net income (loss) adjusted to exclude interest expense, depreciation and amortization, changes in fair value of contingent consideration and preferred stock, share-based compensation, and other non-cash, non-operating, or non-recurring items that we believe are not indicative of our core business operations. We believe this measure provides useful insight into our ongoing performance; however, it should not be considered a substitute for, or superior to, net income or other financial information prepared in accordance with U.S. GAAP.

The following table provides a reconciliation of net income to Adjusted EBITDA for the periods presented below:

	Year ended December 31,
	2025	2024
Net loss	$(17,590,392)	$(26,022,349)
Adjusted to exclude the following
Depreciation and amortization	543,170	282,095
Amortization of loan discounts and origination fee (1)	545,624	181,875
Loss from Discontinued Operations	-	18,339,635
Income tax benefit	-	(54,260)
Impairment of intangible assets	220,016	-
Changes in fair value of contingent consideration (2)	(604,123)	-
Change in fair value of preferred stock embedded derivative liability(3)	456,325	-
Loss on extinguishment of debt	438,834	-
Loss (gain) on deconsolidation (4)	(94,071)	-
Loss (gain) on equity method investments	103,354	(20,663)
Interest expense	394,434	333,759
Non-cash commitment fee expenses (5)	406,250	500,000
Stock based compensation (6)	862,476	316,183
Equity offering costs (7)	490,868	-
Acquisition-related expenses	137,771	517,251
Adjusted EBITDA	$(13,689,464)	$(5,626,474)

(1)	Represents amortization of all debt issuance costs and original issue discount due to the repayment of the Note (as defined below) issued to Streeterville Capital, LLC (“Streeterville”).

(2)	Represents remeasurement gains or losses related to the contingent consideration of reAlpha Mortgage.

(3)	Represents non-cash remeasurement gains or losses related to the shares of Series A Preferred Stock issued in the MMC transaction.

(4)	Represents a gain recognized upon the rescission of the GTG Financial acquisition.

(5)	Represents the commitment fee of $1,000,000 incurred in connection with the GEM equity facility, which has been amortized over a period of 24 months, beginning on October 23, 2023.

(6)	Represents non-cash stock-based compensation expense associated with shares of common stock issued to consultants ($2,526), shares of common stock issued to employees ($102,880), and restricted stock units (RSUs) granted to executive officers and other eligible employees ($757,071).

(7)	Represents legal and professional fees incurred in connection with the issuance of shares of common stock and warrants from our equity offerings and other capital raise transactions.